FOR RELEASE                                   CONTACT:  Chris Morris
February 21, 2006                                       Executive Vice President
3:05 p.m. Central Time                                  Chief Financial Officer
                                                        (972) 258-4525

                 CEC ENTERTAINMENT, INC. REPORTS FOURTH QUARTER
                           AND FISCAL YEAR-END RESULTS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced earnings for the fourth quarter and year ended January 1, 2006.

Revenues for the fourth quarter of 2005 decreased to $164.1 million from $172.1 million in the fourth quarter of 2004. Net income was $9.9 million in the fourth quarter of 2005 and $15.6 million in the fourth quarter of 2004. Diluted earnings per share in the fourth quarter of 2005 were $0.28 per share compared to $0.41 per share in the fourth quarter of 2004.

Revenues for 2005 decreased to $726.2 million from $728.1 million in 2004. Net income was $72.9 million in 2005 and $82.5 million in 2004. Diluted earnings per share in 2005 were $2.01 per share compared to $2.15 per share in 2004.

Chris Morris, Executive Vice President and Chief Financial Officer stated that, "The fourth quarter of 2004 and fiscal year 2004 included an additional week compared to the same periods of 2005. We estimate this extra week contributed $18 million to revenues, $4.3 million to net income and $0.11 to diluted earnings per share in 2004. Comparable store sales declined 1.2% in the fourth quarter. During 2005, the Company generated operating cash flow of $139 million, invested $92 million primarily in new and existing stores and repurchased $117 million of Company stock. Borrowings on our credit facility increased by $59 million."

Mr. Morris further added, "Beginning in the first quarter of 2006, the Company will expense stock-based compensation. Had stock-based compensation been expensed in 2005, diluted earnings per share for 2005 would have been $1.88. Based on current estimates, we expect diluted earnings per share to range from $0.80 to $0.85 in the first quarter of 2006 and range from $1.94 to $2.02 per share for the year."

Richard M. Frank, Chairman and Chief Executive Officer stated that, "The Company remains financially strong which gives us the opportunity to effectively execute our strategic plan. We believe in our strategies for 2006 and we have talented and motivated people to execute them. We believe quality execution of these long-term strategies of enhancing our value and experience for our guests, reinforced with effective advertising, quality new store development, coupled with operational execution and strategically repurchasing Company stock will drive long-term shareholder value."

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity and labor costs.

CEC Entertainment, Inc. operates a system of 522 Chuck E. Cheese's restaurants in 48 states, of which 478 are owned and operated by the Company. # # #

                                              CEC ENTERTAINMENT, INC.
                                    CONDENSED CONSOLIDATED RESULTS OF OPERATIONS
                                         (Thousands, except per share date)


                                                               Quarter Ended                     Year Ended
                                                          01/01/06        01/02/05        01/01/06        01/02/05
                                                         ---------       ---------       ---------       ---------

Revenues:
   Food and beverage................................     $ 105,977       $ 114,247       $ 468,760       $ 479,741
   Games and merchandise............................        57,400          57,127         254,422         245,088
   Franchise fees and royalties.....................           656             700           2,905           3,220
   Interest income..................................            54              11              76              30
                                                         ---------       ---------       ---------       ---------
                                                           164,087         172,085         726,163         728,079
                                                         ---------       ---------       ---------       ---------
Costs and expenses:
   Cost of sales:
      Food, beverage and related supplies...........        19,991          21,291          86,712          89,228
      Games and merchandise.........................         7,091           6,613          29,997          30,395
      Labor.........................................        49,311          49,699         201,646         200,554
   Selling, general and
      administrative expenses.......................        21,342          21,182          89,553          86,471
   Depreciation and amortization....................        15,659          14,293          61,213          55,771
   Interest expense.................................         1,588             919           4,367           2,486
   Other operating expenses.........................        33,212          32,853         134,724         129,409
                                                         ---------       ---------       ---------       ---------
                                                           148,194         146,850         608,212         594,314
                                                         ---------       ---------       ---------       ---------

Income before income taxes..........................        15,893          25,235         117,951         133,765

Income taxes........................................         5,986           9,666          45,074          51,233
                                                         ---------       ---------       ---------       ---------
Net income..........................................     $   9,907       $  15,569       $  72,877       $  82,532
                                                         =========       =========       =========       =========

Earnings per share:
   Basic............................................     $     .29       $     .43       $    2.08       $    2.22
   Diluted..........................................     $     .28       $     .41       $    2.01       $    2.15

Weighted average shares outstanding:
   Basic............................................        33,935          36,416          35,091          37,251
   Diluted..........................................        34,825          37,734          36,188          38,472



                                        CEC ENTERTAINMENT, INC.
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Thousands, except share amounts)

                                                                            January 1,      January 2,
                                                                               2006            2005
                                                                            ----------      ----------

ASSETS

Current assets:
   Cash and cash equivalents.........................................       $  12,184       $  11,798
   Accounts receivable...............................................          20,323          13,482
   Inventories.......................................................          13,659          12,171
   Prepaid expenses..................................................           7,882           7,444
   Deferred tax asset................................................           1,824           1,763
                                                                            ---------       ---------
      Total current assets...........................................          55,872          46,658
                                                                            ---------       ---------

Property and equipment, net..........................................         592,255         563,081
                                                                            ---------       ---------

Other assets ........................................................           2,201           2,278
                                                                            ---------       ---------
                                                                            $ 650,328       $ 612,017
                                                                            =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt.................................       $     594       $  78,279
   Accounts payable..................................................          30,264          24,294
   Accrued liabilities...............................................          27,791          36,329
                                                                            ---------       ---------
      Total current liabilities......................................          58,649         138,902
                                                                            ---------       ---------

Long-term debt, less current portion.................................         148,974          11,673
                                                                            ---------       ---------

Deferred rent........................................................          61,877          53,427
                                                                            ---------       ---------

Deferred tax liability...............................................          30,019          36,429
                                                                            ---------       ---------

Accrued insurance ...................................................          17,000          10,856
                                                                            ---------       ---------

Shareholders' equity:
   Common stock, $.10 par value; authorized 100,000,000 shares;
      56,115,658 and 55,556,857 shares issued, respectively .........           5,612           5,556
   Capital in excess of par value....................................         262,846         245,991
   Retained earnings ................................................         506,144         433,267
   Accumulated other comprehensive income ...........................           1,699           1,476
   Less treasury shares of 22,499,815
      and 19,210,568, respectively, at cost..........................        (442,492)       (325,560)
                                                                            ---------       ---------
                                                                              333,809         360,730
                                                                            ---------       ---------
                                                                            $ 650,328       $ 612,017
                                                                            =========       =========




                                     CEC ENTERTAINMENT, INC.
                                SUPPLEMENTAL FINANCIAL INFORMATION
                                           (Thousands)

                                                     Quarter Ended               Year Ended
                                                 01/01/06     01/02/05     01/01/06     01/02/05
                                                 --------     --------     --------     --------

Number of Company-owned stores:
   Beginning of period......................        462          439          449          418
   New......................................         13            9           25           29
   Company purchased franchise stores.......          1            1            2            3
   Closed...................................         (1)                       (1)          (1)
                                                   ----         ----         ----         ----
   End of period............................        475          449          475          449


Number of franchise stores:
   Beginning of period......................         45           47           46           48
   New......................................                                    1            1
   Company purchased franchise stores.......         (1)          (1)          (2)          (3)
   Closed...................................                                   (1)
                                                   ----         ----         ----         ----
   End of period............................         44           46           44           46

